EXHIBIT 5.1

WILLIAMS SECURITIES LAW FIRM, P.A.
2503 West Gardner Court
Tampa, FL  33611
Phone:  813.831.9348

February 10, 2014

ChatChing, Inc.

Re:       Post Effective Amendment to Registration Statement on Form S-1

Gentlemen:

Our firm has acted as your counsel in the preparation on a Post Effective Amendment to Registration Statement on Form S-1  (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 100,000,000,000,000 Points convertible into up to 750,000,000 shares of Common Stock of the Company  and the underlying 400,000,000 shares of Common Stock of the Company  of ChatChing, Inc. to be filed on or about February 10, 2014 (collectively, the "Securities").

In so acting, we have examined and relied upon such records,  documents and other  instruments  as are necessary or  appropriate in order to express the opinion  hereinafter  set forth and have assumed the  genuineness of all signatures,  the authenticity of all documents submitted to us as originals, and the  conformity  to original  documents  of all  documents  submitted  to us certified or photostatic copies.  We have also relied upon the opinion of Hackney Law, P.A. as to the officially recognized date of the filing of the Amendment to the Articles of Incorporation filed as Exhibit 3.4 to the Registration Statement.  This opinion is based upon the laws of the state of Florida.

Based on the foregoing, we are of the opinion that:

1.	The Securities when issued as set forth in the Registration Statement will be duly and validly issued, fully paid and nonassessable.

2.	The issuance of the Securities has been duly authorized.

3.	The Points are binding obligations of the registrant.

We hereby consent to the use of this opinion in the Prospectus discussion of the opinion in and to being named as in the “Expert” section of the Registration Statement as well as the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Williams Securities Law Firm, P.A.

By:	/s/ Michael T. Williams
Michael T. Williams, Esquire, President For the Firm